Exhibit 10.24

English Translation

Equity Pledge Agreement

THIS EQUITY PLEDGE AGREEMENT (“this Agreement”) is entered into among the following parties in Beijing on June 14, 2007:

Party A: AirMedia Technology (Beijing) Co., Ltd.

Party B: Guo Man, Xu Qing, Wang Zhenyu

Party C: Beijing AirMedia UC Advertising Co., Ltd.

WHEREAS:

(1)	Party A and Party C signed the Technology Development Agreement and the Technology Support and Service Agreement on June 14, 2007;

(2)	On June 14, 2007, Party B signed the Borrowing Agreement with Party A (Technology Development Agreement, Technology Support and Service Agreement and Borrowing Agreement are hereinafter collectively referred to as “Master Contracts”).

(3)	Guo Man, Xu Qing and Wang Zhenyu hold 51.13%, 38.22% and 10.65% equities in Party C respectively. Party B agrees to provide a guaranty for Party B’s and Party C’s payment obligations under the Master Contracts in the form of equity pledge, and Party A agrees to accept the said security interest.

NOW, THEREFORE, Party A, Party B and Party C, through friendly negotiations and abiding by the principle of equality and mutual benefit, hereby enter into this Agreement:

1.	Pledge

Guo Man, Wang Zhenyu, Xu Qing agree to pledge all their respective 51.13%, 38.22% and 10.65% equities in Party C (“Pledged Equity”) to Party A, as a guaranty for both Party B and Party C’s payment obligations under the Original Master Contracts.

2.	Scope of Pledge Guarantee

The guaranty scope of pledged equity under this Agreement covers any arrear, payment, liquidated damages, compensation and expenses from realization of principal claims and right of pledge payable but unpaid by Party B and Party C to Party A under the Master Contracts.

3.	Term of Pledge

3.1	The pledge under this Agreement shall become effective on the date when equity pledge is recorded in Party C’s register of shareholders.

3.2	After the guaranteed liabilities under the Master Contracts are fully repaid and Party B and Party C no longer undertakes any obligation under the Master Contracts, this Agreement is terminated. So far as reasonably practicable, Party A shall assist in undergoing necessary procedures so as to discharge the pledge of equity.

3.3	During pledge, if Party B and Party C fail to perform its obligations under any Master Contract, Party A shall be entitled to dispose of right of pledge pursuant to the provisions of this Agreement.

4.	Registration

4.1	Party B undertakes to Party A that its execution of this Agreement and performance of the obligations under this Agreement has obtained and/or will obtain the consent of Party C’s shareholders’ meeting and the equity pledge under this Agreement will be recorded in Party C’s register of shareholders. Party C agrees to render assistance. Party B and Party C shall deliver the certificates of Party B’s capital contributions to Party C and register of shareholders to Party A for keeping on the date of this Agreement.

4.2	The Parties agree that they will try to handle and cause the registration of the pledge under this Agreement with the Industrial and Commercial Administration of Party C’s place of registration. The Parties confirm that the failure to register the pledge under this Agreement with the Industrial and Commercial Administration of Party C’s place of registration after the execution of this Agreement will not affect the validity of this Agreement, unless such registration is mandatory as specified by laws.

5.	Fruits

Within the period of pledge, Party A shall be entitled to the fruits arising from the Pledged Equity, including, but not limited to, the bonus, dividends, profit distribution, distributable profits, etc arising from or received with respect to the Pledged Equity.

6.	Representations of Party B

6.1	Party B is the owner of the equity.

6.2	Party B has not created any other security interest or third-party interests on the Pledged Equity except the pledge under this Agreement.

7.	Representations and warranties of Party B

7.1	Within the term of this Agreement, Party B undertakes to Party A that

7.1.1	Without Party A’s prior written consent, it will not transfer the Pledged Equity or create or allow to be created any security interest on the Pledged Equity, unless otherwise agreed upon by both parties.

7.1.2	It will comply with all the laws and regulations with respect to the pledge of rights; present to Party A the notices, orders or suggestions with respect to the right of pledge issued or made by the competent authority within five (5) days upon receipt thereof; and comply with such notices, orders or suggestions; or make an objection to or a statement on the foregoing matters at the reasonable request of Party A or with the consent from Party A.

7.1.3	It will not distribute Party C’s income and will also cause Party C’s other shareholders not to distribute Party C’s income.

7.1.4	It will do or permit to be done any act that may adversely affect Party A’s interests under the Amended Master Contracts and this Agreement or the Pledged Equity.

7.2	Party B agrees that for the purpose of this Agreement, Party A is entitled to dispose of right of pledge in the manner as specified in this Agreement and Party A’s right to exercise the right of pledge obtained from this Agreement will not be interrupted or hindered by Party B or any of its successors or principals or any other person through legal proceedings.

7.3	Party B warrants to Party A that in order to protect or improve the guaranty for the repayment of the expenses under the Master Contracts in this Agreement, Party B will execute in good faith and cause other interested persons relating to right of pledge to execute all right certificates and contracts relating to the implementation of this Agreement as required by Party A and/or perform and cause other interested persons to perform the acts relating to the implementation of this Agreement as required by Party A and provide convenience for the exercise of the rights and authority granted to Party A under this Agreement.

7.4	Party B warrants to Party A that in order to ensure Party A’s interests, Party B will comply with and perform all warranties, undertakings, agreements, representations and conditions. Where Party B does not perform, in whole or in part, its warranties, undertakings, agreements, representations or conditions, Party B shall compensate all losses thus incurred to Party A.

8.	Disposal of the Pledged Equity

8.1	Party A and Party B hereby agree that in case of any default, Party A shall be entitled to exercise all the remedies and powers under PRC laws, transaction agreement and this Agreement upon giving a written notice to Party B, including, but not limited to, auctioning or selling the Pledged Equity and being first compensated with the proceeds from such disposal. Party A shall not be liable for any loss arising from its reasonable exercise of such rights and powers.

8.2	Party A shall be entitled to designate in writing its lawyer or other agent to exercise any or all said rights and powers and Party B shall not raise any objection thereto.

8.3	The reasonable expenses of Party A when it exercises any or all said rights and powers shall be borne by Party B. Party A shall have the right to deduct such expenses from the payments obtained by Party A from the exercise of its rights and powers.

8.4	The payments obtained by Party A from the exercise of its rights and powers shall be used in the following order:

1)	Pay all the expenses arising out of the disposal of the Pledged Equity and Party A’s exercise of its rights and powers (including the remunerations for its lawyer and agent);

2)	Pay the taxes payable with respect to the disposal of the Pledged Equity; and

3)	Pay the guaranteed liabilities to Party A.

If there is any balance after the above deductions, Party A shall return such balance to Party B or the other person which is entitled to such balance in accordance with law or regulations or place such balance under escrow with the notary public office in the place where Party A is located (all the expenses arising therefrom shall be borne by Party B).

8.5	Party A shall be entitled to exercise any of its remedies simultaneously or successively. Before Party A exercises the right to auction or sell the Pledged Equity under this Agreement, it does not need to first exercise other remedies.

9.	Transfer

9.1	Without Party A’s prior written consent, Party B shall have no right to donate or transfer any of its rights and obligations under this Agreement, excluding the Call Option Agreement signed by Party B and Party A.

9.2	This Agreement shall bind upon Party B and its successors and inure to Party A and its successors and assigns.

9.3	Party A may, at any time, transfer any or all of its rights and obligations under the Master Contracts to the person designated by it (natural person/legal person). In this case, the transferee shall take over Party A’s rights and obligations under this Agreement as if it is a party to this Agreement. When Party A transfers its rights and obligations under the Master Contracts, at its request, Party B shall execute the related agreements and/or documents with respect to such transfer.

9.4	If the above transfer results in the change of pledgee, two new parties to pledge shall sign a new pledge agreement.

10.	Confidentiality

This Agreement and all its terms are confidential information. Neither Party shall disclose such information to any third party except its officers, directors, employees, agents and professional consultants relating to this project, unless the information about this document is disclosed to government, the public or shareholders in accordance with law or this document is filed with related institution.

This article shall survive the change, cancellation or termination of this Agreement.

11.	Defaulting Liabilities

Where either Party fails to perform any of its obligations under this Agreement, or any of its representations or warranties under this Agreement is materially untrue or inaccurate, such Party shall be deemed to default under this Agreement and shall hold liable for all the losses thus incurred to the other Party.

12.	Force Majeure

Should either Party be prevented from performing this Agreement owing to force majeure, the prevented Party shall without any delay notify the other Parties by cable, fax or other electronic means and within fifteen (15) working days thereafter, provide the written documentary evidence thereof. The Parties may negotiate whether or not to terminate this Agreement or exempt part of the obligations under this Agreement or delay the performance of this Agreement depending on the effect of such event of force majeure upon the performance of this Agreement.

13.	Supplementary Provisions

13.1	Any dispute arising from the performance of this Agreement shall be resolved by the Parties through friendly negotiations. In case no resolution can be reached, such dispute shall be submitted to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules. Seat of arbitration shall be Beijing and arbitral award shall be final.

13.2	This Agreement shall go into effect as of the date of signing by the Parties.

13.3	This Agreement is executed in five (5) originals in Chinese, one (1) original for each Party. All the originals shall be equally authentic.

[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)

Party B:

Signature: /s/ Guo Man

Signature: /s/ Wang Zhenyu

Signature: /s/ Xu Qing

Party C: Beijing AirMedia UC Advertising Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: Beijing AirMedia UC Advertising Co., Ltd. (Seal)